Exhibit 99.1

FOR IMMEDIATE RELEASE:

For Media Inquiries:

Monarch Bank
William F. Rountree, Jr. or Brad E. Schwartz
(757) 389-5159

Monarch Bank and Resource Bank Announce

Purchase Agreement and End to Litigation

CHESAPEAKE, Va., August 13, 2007 – Monarch Bank, a division of Monarch Financial Holdings, Inc. (NASDAQ:MNRK), and Resource Bank, a wholly-owned subsidiary of Fulton Financial Corporation, Lancaster, PA (NASDAQ:FULT), have entered into a purchase agreement for mortgage related assets, including an office in Maryland. Both Banks and all individuals involved in the pending litigation have also reached a settlement in order to avoid further expense, inconvenience and delay, and to dispose of expensive, burdensome and protracted litigation related to the recent hiring of mortgage personnel and compensation owed.

William F. “Tree” Rountree, Jr., president & CEO of Monarch Bank stated, “We’re happy to have been able to resolve this matter outside of the courtroom, and to enter into the purchase agreement with Resource Bank.”

Ted Grell, president & CEO of Resource Bank stated, “We are pleased to work out this agreement. Resource Bank remains committed to the mortgage business and we look forward to growing that line of business.”

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